EXHIBIT 5.1

OPINION OF DENNIS BROVARONE

DENNIS BROVARONE
ATTORNEY AND COUNSELOR AT LAW
18 Mountain Laurel Drive
Littleton, Colorado 80127
phone: 303 466 4092 / fax: 303 466 4826

March 25, 2011

Pure Bioscience, Inc.
1725 Gillespie Way
El Cajon, CA 92020

Re:           Pure Bioscience, Inc. - Registration Statements on Form S-8

Gentlemen:

You have requested my opinion with respect to certain matters in connection with the filing by Pure Bioscience, Inc., a Delaware corporation (the “Company”) of a post-effective amendment (the “Post-Effective Amendment”) with the Securities and Exchange Commission amending the Registration Statements on Form S-8, File Nos. 333-143378, 333-114754, and 333-88648 (together with the Post-Effective Amendment, the “Registration Statements”), covering the offering of up to 5,000,000, 2,000,000, and 4,000,000, shares of the Company’s Common Stock (collectively, the “Shares”) to be issued pursuant to the Company’s PURE Bioscience 2007 Equity Incentive Plan (the “2007 Plan”), PURE Bioscience 2004 Consultant and Advisors Stock Option Plan (the “2004 Plan”) and Innovative Medical Services 2002 Employee Incentive Stock Option Plan (the “2002 Employee Plan” and, together with the 2007 Plan and the 2004 Plan, the “Plans”), respectively.

Pursuant to your request, I have reviewed and examined (1) the Certificate of Incorporation of the Company, (2) the Bylaws of the Company, as certified by the Secretary of the Company, (3) the minute book of the Company, (4) a copy of certain resolutions of the Board of Directors of the Company, (5) the Registration Statements and the Post-Effective Amendment thereto, (6) the Plans covered by the Registration Statements and (7) such other materials as I have deemed relevant in order to form my opinion.

Based upon the foregoing, I am of the opinion that the Shares, if issued as described in the Registration Statement and the Plans will have been duly authorized, legally issued, fully paid and non-assessable.

This opinion is furnished by me as counsel to the Company and is solely for your benefit.  Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without my prior written consent.

Not withstanding the above, I consent to the filing of this opinion as an exhibit to the Post-Effective Amendment.

Very truly yours,

/s/ Dennis Brovarone